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Exhibit 99.1

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350,
AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the accompanying Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 (the "Annual Report") of Mission Energy Holding Company (the "Company"), and pursuant to 18 U.S.C. Section 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies, based on his or her knowledge, that:

  1.
  The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

  2.
  The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 27, 2003	By:	/s/ THEODORE F. CRAVER, JR. Theodore F. Craver, Jr. Chief Executive Officer Mission Energy Holding Company
Date: June 27, 2003	By:	/s/ KEVIN M. SMITH Kevin M. Smith Chief Financial Officer Mission Energy Holding Company

This statement accompanies the Annual Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Mission Energy Holding Company and will be retained by Mission Energy Holding Company and furnished to the Securities and Exchange Commission or its staff upon request.

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STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350, AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002